UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

626 East 1820 North

Orem, UT 84097

               (Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Appointment of Todd Lee as President

On August 28, 2018, the Board of Directors (the “Board”) of NewBridge Global Ventures, Inc. (the “Company”) appointed Todd Lee as President of the Company, effective immediately.  In connection therewith, Scott A. Cox will serve as Vice President of Corporate Development, effective immediately.

Todd Lee, 45, has over twenty-five (25) years of experience as a controller for public and private companies. From November 2016 to August 2018, he was the owner and operator of the Atlas Tap Room. From June 2012 to July 2016, Mr. Lee served as Corporate Controller of Fluidigm Corporation, a public company engaged in the design and manufacture of mass cytometry and microfluidics technology, where he managed a global accounting team of fifteen (15) to twenty-five (25) employees, across the United States, Singapore, Japan, and Europe.  Prior to his role at Fluidigm Corporation, from 2004 to 2011, Mr. Lee served as the Director of Global Accounting Operations at Life Technologies Corporation, formerly known as Applied Biosystems, Inc. (“Life Technologies”), and from 2000-2003, Mr. Lee served as Assistant Controller of Life Technologies.  Mr. Lee attended the University of California, Berkeley, where he studied Business Administration.

The Company recently entered into a consulting agreement with Todd Lee (the “Lee Consulting Agreement”).  Pursuant to the Lee Agreement, the Company engaged Mr. Lee to provide such services and to perform such duties and functions customarily performed by, and to have all the responsibilities customary to, the role of Controller of the Company and any of its subsidiaries, as more fully described in the Lee Consulting Agreement.  The Lee Consulting Agreement was effective as of August 6, 2018, in accordance with the terms therewith.  As compensation under the Lee Agreement, Mr. Lee shall be entitled to receive a monthly retainer fee of $3,800 per month for up to thirty-five (35) hours of services that Mr. Lee provides under the Lee Consulting Agreement, as well as an additional fee of $160 per hour for each hour over thirty-five (35) hours per month that Mr. Lee provides services under the Lee Consulting Agreement.  The Company intends to enter into an employment agreement with Mr. Lee, in connection with his role as President of the Company, under the same compensation terms as the Lee Consulting Agreement.

The foregoing description of the Lee Consulting Agreement is qualified in its entirety by the Lee Consulting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Appointment of Scott A. Cox as Vice President of Corporate Development

On August 28, 2018, the Board appointed Scott A. Cox as Vice President of Corporate Development, effective immediately.

Scott A. Cox, 46 has over twenty (20) years of experience in the management and operations of public and private companies.  From October 2017 to August 2018, Mr. Cox served as President and Chief Operating Officer of the Company.  Since October 2015, Mr. Cox has served as a Principal in Basin Capital, Inc., a private family office focused on the acquisition and divestiture of oil and gas properties and various entrepreneurial ventures. Prior to Basin Capital, from July 2013 to October 2015, Mr. Cox served as Vice President of Land for Breitling Energy Corporation where he was instrumental in acquiring over $20 million in producing and non-producing oil and gas properties.  Prior to that, from September 2012, he served as Director of Operations for Frontier Oilfield Services, where he helped lead a public company acquisition and roll-up of two (2) privately owned oilfield service companies. Mr. Cox attended Eastern New Mexico University where he studied Business Administration.

In connection with Mr. Cox’s appointment as Vice President of Corporate Development, Mr. Cox and the Company did not enter into a new employment agreement.  Mr. Cox will serve as Vice President of Corporate Development, pursuant to the terms of the employment agreement entered into between the Company and Mr. Cox on July 1, 2018 (the “Cox Employment Agreement”).  The Cox Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No	Description
10.1	Interim Services Agreement, dated August 6, 2018, by and between the Company and Todd Lee
10.2	Employment Agreement, dated July 1, 2018, by and between the Company and Scott A. Cox

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 30th day of August, 2018.

NewBridge Global Ventures, Inc. (Registrant)

By: /s/ Mark T. Mersman Name: Mark T. Mersman Title: Chief Executive Officer